Execution Copy

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2016

GOLDEN ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-4339	63-0250005
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

One Golden Flake Drive, Birmingham, Alabama 35205

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (205) 458-7316

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 18, 2016, Golden Enterprises, Inc. (“Golden Enterprises” or the “Company”), Utz Quality Foods, Inc. (“Utz”) and Westminster Sub, Inc., a wholly-owned subsidiary of Utz (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Golden Enterprises, with Golden Enterprises continuing as the surviving corporation and a wholly-owned subsidiary of Utz (the “Merger”).

Pursuant to the Merger Agreement, upon the closing of the Merger (the “Closing”), each share of common stock of the Company (“Company Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by the Company, Utz, Merger Sub or any other subsidiary of Utz or shares with respect to which appraisal rights have been properly exercised in accordance with the General Corporation Law of the State of Delaware) will be converted into the right to receive $12.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”). Each Company option outstanding immediately prior to the effective time of the Merger, whether or not then vested and exercisable, will be cancelled and converted into the right to receive, for each share of Company Common Stock subject to such stock option, an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option and less any applicable withholding taxes.

The consummation of the Merger is subject to customary closing conditions, including (i) receiving the approval of holders of a majority of the voting power of the outstanding Company common stock, which approval was effected after execution of the Merger Agreement, by written consent of the Majority Stockholders (defined below) (the “Written Consent”), (ii) the absence of legal restraints preventing the consummation of the Merger and (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains certain customary covenants, including covenants providing (i) for each of the parties to use reasonable best efforts to cause the transaction to be consummated and (ii) for Golden Enterprises to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and completion of the Merger. The Merger Agreement contains specified termination rights for the parties and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Golden Enterprises will be required to pay to Utz a “termination fee” equal to 4.0% of the aggregate Merger Consideration.

The Merger Agreement includes a three-day period during which the Board of Directors of the Company can consider an unsolicited alternative proposal that it concludes in good faith (after consultation with outside legal counsel and its financial advisor) is more favorable from a financial point of view to the stockholders of the Company than the transaction contemplated by the Merger Agreement.

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The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to such agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Utz or any of their respective subsidiaries or affiliates. The representations and warranties of Golden Enterprises contained in the Merger Agreement have been made solely for the benefit of Utz and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) may be subject to limits or exceptions agreed upon by the contracting parties, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or other specific dates and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Golden Enterprises or Utz or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Golden Enterprises’ public disclosures.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 17, 2016, the Board of Directors of the Company adopted amendments (the “Amendment”) to Articles II and VIII of the Company’s Bylaws (the “Bylaws”), which became effective immediately. The Amendment amended Section 11 of Article II of the Bylaws to clarify certain matters related to consent actions by stockholders to conform with language in the Company’s Certificate of Incorporation. The Amendment also added a new Section 7 to Article VIII of the Bylaws which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal actions involving the Company will be a state or federal court located within the State of Delaware. The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 18, 2016, SYB, Inc., the Marital Testamentary Trust under Will of Sloan Y. Bashinsky, Sr. and Joann F. Bashinsky, Individually, stockholders of the Company (together, the “Majority Stockholders”) which hold in the aggregate approximately 55.9% of the outstanding voting shares of Golden Enterprises, Inc. executed a Written Consent approving and adopting the Merger Agreement. The foregoing description of the Written Consent does not purport to be a complete description and is qualified in its entirety by reference to the Written Consent, the form of which is attached to the Merger Agreement as Exhibit A, and is incorporated herein by reference.

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On July 19, 2016, Golden Enterprises issued a press release announcing that it had entered into the Merger Agreement. A copy of the Golden Enterprises press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor Statement under U.S. Private Securities Litigation Reform Act of 1995.

This Current Report on Form 8-K and Exhibit 99.1 hereto contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the requirement to satisfy closing conditions to the Merger as set forth in the Merger Agreement, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; the outcome of any legal proceedings that may be instituted against Golden Enterprises and others related to the transaction; the ability to retain certain key employees of Golden Enterprises; and the risks identified and discussed under the caption “Risk Factors” in the Golden Enterprises Annual Report on Form 10-K for the fiscal year ended May 29, 2015, filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2015 and the other documents Golden Enterprises files with the SEC from time to time. There will be events in the future, however, that Golden Enterprises is not able to predict accurately or control. Golden Enterprises’ actual results may differ materially from the expectations that Golden Enterprises describes in its forward-looking statements. Factors or events that could cause Golden Enterprises’ actual results to materially differ may emerge from time to time, and it is not possible for Golden Enterprises to accurately predict all of them. Any forward-looking statement made by Golden Enterprises in this Current Report on Form 8-K and Exhibit 99.1 hereto speaks only as of the date on which Golden Enterprises makes it. Golden Enterprises undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Merger involving Golden Enterprises and Utz. Golden Enterprises will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, and describing the proposed Merger. When completed, a definitive information statement will be mailed to Golden Enterprises’ stockholders. Investors are urged to carefully read the information statement regarding the proposed Merger and any other relevant documents in their entirety when they become available because they will contain important information about the proposed Merger. You may obtain copies of all documents filed with the SEC regarding the Merger, free of charge, at the SEC’s website, http://www.sec.gov or from Golden Enterprises by directing a request by mail or telephone to Golden Enterprises at One Golden Flake Drive, Birmingham, Alabama 35205, telephone (205) 458-7316, Attention: Chief Financial Officer.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

2.1 Agreement and Plan of Merger, dated as of July 18, 2016, by and among Golden Enterprises, Inc., Utz Quality Foods Inc. and Westminster Sub, Inc.*

3.1 Amendment to the Bylaws of Golden Enterprises, Inc.

99.1 Press Release, dated July 19, 2016

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2016

GOLDEN ENTERPRISES, INC.

By:	/s/ Patty Townsend
Patty Townsend
Vice President, CFO & Secretary

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 18, 2016, by and among Golden Enterprises, Inc., Utz Quality Foods Inc. and Westminster Sub, Inc.

3.1	Amendment to the Bylaws of Golden Enterprises, Inc.

99.1	Press Release, dated July 19, 2016

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